Exhibit 21.1

Stirling OP General Partner LLC

Stirling OP Limited Partner LLC

Stirling REIT OP, LP

Stirling REIT Holdings LLC

Stirling Jacksonville IV Holding LLC

Ashford Jacksonville IV GP LLC

Ashford Jacksonville IV LP

RI Manchester Holding LLC

RI-CIH Manchester Parent, LLC

RI Manchester Hotel Partners, LP

Stirling Buford I Holding LLC

Stirling Buford I GP LLC

Ashford Buford I LP

Stirling Buford II Holding LLC

Stirling Buford II GP LLC

Ashford Buford II LP

Stirling TRS Corporation

Stirling TRS Buford I Holding LLC

Stirling TRS Buford I LLC

RI TRS Manchester Holding LLC

RI TRS Manchester LLC

Stirling TRS Buford II Holding LLC

Stirling TRS Buford II LLC

Stirling TRS Jacksonville IV Holding LLC

Ashford TRS Jacksonville IV LLC